UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 4, 2003

(Date of earliest event reported)

Harold's Stores, Inc.

(Exact name of registrant as specified in its charter)

(Commission File No. 1-10892)

Oklahoma (State or other jurisdiction of incorporation)	73-1308796 (I.R.S. Employer Identification No.)
5919 Maple Avenue Dallas, Texas (Address of principal executive offices)	75235 (Zip Code)

Registrant's telephone number, including area code:	(214) 366-0600

Item 5. Other Events

On February 5, 2003, Harold's Stores, Inc., an Oklahoma corporation (the "Company"), closed the sale and issuance of 50,000 shares of its newly-designated Series 2003-A Preferred Stock, par value $0.01 per share, for an aggregate purchase price of $5,000,000 pursuant to the Series 2003-A Preferred Stock Purchase Agreement dated as of such date (the "Agreement") by and among the Company, Inter-Him N.V. and W. Howard Lester.

Concurrently with the closing of the transactions contemplated in the Agreement, the Company entered into a Loan and Security Agreement dated as of February 5, 2003 (the "New Credit Facility "), by and among the Company and certain of its subsidiaries and Wells Fargo Retail Finance, LLC, as Agent for the Lenders thereunder. The New Credit Facility has a term of three years and provides the Company with maximum available credit of $22,000,000. It replaces the Company's credit arrangement with Bank of America, N.A., which was paid off in conjunction with the initial funding of the New Credit Facility.

The principal terms of the sale of the Series 2003-A Preferred Stock and the New Credit Facility are summarized in the press release issued by the Company on February 5, 2003 in connection with the execution of the Agreement and the New Credit Facility and the closing of the transactions respectively contemplated therein. This press release is attached hereto as Exhibit 99.1.

The Company and its Chief Executive Officer, Clark J. Hinkley, also entered into an amendment to Mr. Hinkley's employment agreement with the Company (the "Amended Employment Agreement") on February 4, 2003, whereby Mr. Hinkley agreed to reduce his annual base salary from $450,000 to $350,000 for the period from February 1, 2003 to January 31, 2004. The Amended Employment Agreement provides that Mr. Hinkley may, however, earn a bonus with respect to this period of up to $100,000 if the Company has net after-tax earnings for the period. After the expiration of the specified period, Mr. Hinkley's annual salary will return to $450,000.

In addition, the Amended Employment Agreement provides that the Company may terminate Mr. Hinkley for cause upon the occurrence of certain specified events. For example, the Company may terminate Mr. Hinkley for cause if the Company breaches or violates the New Credit Facility and such breach or violation results in a reduction in the amount of financing available to the Company under the New Credit Facility. The Company may also terminate Mr. Hinkley for cause in the event (a) comparable sales for the second quarter of its 2003-2004 fiscal year are not at least equal to comparable sales for the second quarter of its 2002-2003 fiscal year, (b) comparable sales for the third quarter of its 2003-2004 fiscal year are not at least five percent (5%) more than comparable sales for the third quarter of its 2002-2003 fiscal year, or (c) comparable sales for the fourth quarter of its 2003-2004 fiscal year are not at least five percent (5%) more than comparable sales for the fourth quarter of its 2002-2003 fiscal year.

Finally, in connection with the transactions contemplated in the Agreement, on February 4, 2003 Harold's DBO, Inc. ("Tenant"), a wholly-owned subsidiary of the Company, and 329 Partners-II Limited Partnership ("Landlord"), an Oklahoma limited partnership owned by several significant shareholders of the Company, including Rebecca Powell Casey, a director and executive officer of the Company, entered into a Second Amendment to Lease Agreement (the "Lease Amendment") pursuant to which certain modifications have been made to the lease governing the Company's corporate offices in Dallas, Texas, effective March 1, 2003. Pursuant to the Lease Amendment, the base rental payment to Landlord has been reduced from approximately $39,900 per month to $30,000 per month for the period from March 1, 2003 through February 29, 2004. After February 29, 2004, the base rental payment per month will be approximately $19,900 until September 19, 2004, after which such payment will be approximately $21,000 until September 19, 2007, after which such payment will be approximately $22,000 for the remainder of the lease.

In addition, the Lease Amendment permits Landlord to reduce the size of the leased premises by up to fifty percent (50%) upon compliance with certain conditions. The Lease Amendment also provides for the sharing of tax and insurance costs on the leased premises between 329 Partners-II Limited Partnership and Tenant. Lastly, the Lease Amendment obligates the Tenant to cause 1,417 shares of the Company's Series 2003-A Preferred Stock to be issued to Landlord on or before March 1, 2004, as additional rent. Tenant will also pay to Landlord cash equal to the value of the dividends on such shares of Series 2003-A Preferred Stock that Landlord would otherwise have received if it had acquired such shares on February 4, 2003, the date of the Lease Amendment.

The Lease Amendment also contemplates an amendment to the existing Right of First Refusal Agreement among Harold G. Powell (individually and as Trustee of the Harold G. Powell Family Revocable Trust UA 9/7/1993 and the Harold G. Powell Revocable Trust UA dated 9/8/1993), Anna M. Powell (individually and as Trustee of the Harold G. Powell Revocable Trust UA dated 9/8/1993), Rebecca Powell Casey (individually and as custodian for the minors Meredith M. Casey, Lindsey M. Casey and Bryan A. Casey), Michael T. Casey (individually and as Trustee under the H. Rainey Powell and Mary U. Powell 1997 Irrevocable Trust), H. Rainey Powell (individually and as custodian for the minors Elizabeth M. Powell and Alex M. Powell), Mary U. Powell, Lisa Powell Hunt (individually and as custodian for the minors Miles M. Hunt, Patrick M. Hunt and Hayden E. Hunt), Clay M. Hunt and Arvest Trust Company, N.A. (as Trustee of the Elizabeth M. Powell Trust A and the Elizabeth M. Powell Trust B) (collectively, the "Powell Shareholders"), the Company, Inter-Him N.V. and W. Howard Lester. Pursuant to this planned amendment, the right of first refusal in favor of Inter-Him N.V. and W. Howard Lester with respect to the shares of the Company's common stock owned or controlled by the Powell Shareholders will terminate. The termination of this right of first refusal will occur immediately with respect to all Powell Shareholders other than Rebecca Powell Casey and Michael T. Casey, for whom such termination will occur following the Company's 2003 annual meeting.

The foregoing statements are qualified in their entirety by the provisions of the Agreement, the New Credit Facility, the Amended Employment Agreement and the Lease Amendment, which are filed as exhibits to this report.

Item 7. Exhibits

The following exhibits are filed as a part of this report and are incorporated herein by this reference:

Exhibit	Description
4.1	Amendment to the Certificate of Designation of the Amended Series 2001-A Preferred Stock ($0.01 Par Value) of Harold's Stores, Inc., dated February 4, 2003
4.2	Certificate of Designation of the Series 2003-A Preferred Stock ($0.01 Par Value) of Harold's Stores, Inc., dated February 4, 2003
10.1	Series 2003-A Preferred Stock Purchase Agreement dated as of February 5, 2003, by and among Harold's Stores, Inc., Inter-Him N.V. and W. Howard Lester
10.2	Second Amendment to Investor Rights Agreement dated as of February 5, 2003, by and among Harold's Stores, Inc., Inter-Him N.V. and W. Howard Lester
10.3

Loan and Security Agreement dated as of February 5, 2003, by and among Wells Fargo Retail Finance, LLC, Harold's Stores, Inc., Harold's Financial Corporation, Harold's Direct, Inc., Harold's Stores of Texas, L.P., Harold's Stores of Georgia, L.P., and Harold's of Jackson, Inc.

10.4	First Amendment to Employment Agreement dated as of February 4, 2003, by and between Harold's Stores, Inc. and Clark Hinkley
10.5	Second Amendment to Lease Agreement dated as of February 4, 2003, by and between Harold's DBO, Inc. and 329 Partners-II Limited Partnership
10.6	Series 2003-A Preferred Stock Investment Agreement dated as of February 4, 2003, by and between Harold's Stores, Inc. and 329 Partners-II Limited Partnership
99.1	Press release dated February 5, 2003, issued by Harold's Stores, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAROLD'S STORES, INC.

By: /s/ Jodi L. Taylor

Jodi L. Taylor, Chief Financial Officer

Date: February 12, 2003